Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Completes New $265 Million Senior Secured Term Loan Facility

and $30 Million Revolving Credit Facility to Replace Existing Credit Facilities

COLUMBUS, GA – January 27, 2010 — Carmike Cinemas, Inc. (NASDAQ: CKEC), a leading digital cinema and 3D motion picture exhibitor, today announced that it has entered into a new $265 million senior secured term loan facility and a $30 million senior secured revolving credit facility.

Carmike’s existing senior secured term loan facility was set to mature in May 2012 and had a balance of $250.8 million outstanding at December 31, 2009. The new term loan facility will have an interest rate of LIBOR plus 350 basis points, with a LIBOR floor of 2.0% and fully matures in January 2016. The interest rate is 50 basis points lower than the prior expected rate of LIBOR plus 400 basis points, as disclosed in the Carmike news announcement issued January 7, 2010.

Carmike has also replaced its $50 million revolving credit facility previously set to mature in May 2010, which was undrawn as of December 31, 2009, with a $30 million revolving credit facility that matures in January 2013.

The refinancing was led by J.P. Morgan Securities Inc., and Citigroup Global Markets Inc., acting as joint lead arrangers and joint bookrunners, with Macquarie Capital (USA) Inc. as documentation agent, Citibank, N.A., as syndication agent, and JPMorgan Chase Bank, N.A., as administrative agent.

Carmike has filed a copy of the new credit agreement with the Securities and Exchange Commission.

Carmike Cinemas Chief Financial Officer, Richard B. Hare, stated, “The new term loan and revolving credit facility is a positive development for Carmike, which we believe will afford us the requisite flexibility to fund the Company’s future growth and success.”

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3D cinema deployments and one of the nation’s largest motion picture exhibitors. As of December 31, 2009, Carmike had 244 theatres with 2,277 screens in 35 states. Carmike’s digital cinema footprint reaches 2,141 screens, including 193 theatres with 503 screens that are also equipped for 3D. Carmike’s focus for its theatre locations is small to mid-sized communities with populations of fewer than 100,000. Additional information is available at www.carmike.com.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include our expectations regarding the results of the refinancing of our senior secured term loan and revolving credit facility and related terms. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement.

Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2008 under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:
Joseph Jaffoni or Robert Rinderman	Richard B. Hare
Jaffoni & Collins – Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416

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